AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
MAY 3, 2005
                   Registration Statement No. 333-_______

____________________________________________________________
___________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
                   _________________________________

                     ANHEUSER-BUSCH COMPANIES, INC.
         (Exact name of registrant as specified in its charter)

              Delaware                          43-1162835
   (State or other jurisdiction                (IRS Employer
 of incorporation or organization)          Identification
No.)

                           One Busch Place
                      St. Louis, Missouri 63118
               (Address of principal executive offices)
                     __________________________

                    ANHEUSER-BUSCH COMPANIES, INC.
                      1998 INCENTIVE STOCK PLAN
                       (Full title of the plan)
                      __________________________

JoBeth G. Brown, Esq.                     Copies to:
Vice President and Secretary              Geetha Rao Sant,
Esq.
Anheuser-Busch Companies, Inc.            The Stolar
Partnership LLP
One Busch Place                           911 Washington
Avenue, 7th Fl
St. Louis, Missouri 63118                 St. Louis,
Missouri 63101
(Name and address of agent for service)


                         __________________________

                      CALCULATION OF REGISTRATION FEE

Title of           Amount       Proposed   Proposed
Amount of
class of           to be        maximum    maximum
registra-
securities         Registered   offering   aggregate
tion fee
to be registered                price      offering
                                per share  price
Common Stock,
$1 Par Value Per
Share             32,000,000   $46.60*   $1,491,200,000.00
$176,514.24
                  Shares

* Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(h)(1), the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock
Exchange for April 29, 2005.

                            PART I

The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to
Part I of Form S-8.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.  Incorporation of Documents By Reference

     The following documents are incorporated in this registration statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since
December 31, 2004.

     (c) The description of the Registrant's shares of common stock contained in the Registrant's registration statement filed under the Securities Exchange Act of 1934, file no. 1-7823, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities

The Registrant's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.


Item 5.  Interests of Named Experts and Counsel

PricewaterhouseCoopers LLP, the Registrant's independent registered public accounting firm, have no interest in the Registrant.

The Stolar Partnership LLP has passed upon the legality of the shares offered under this registration statement.
Attorneys and non-clerical personnel at The Stolar
Partnership LLP who have participated in the preparation of the opinion have, collectively, a combined direct and indirect interest in the Registrant.


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


Item 6.  Indemnification of Directors and Officers

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Delaware General Corporation Law requires a Delaware corporation to indemnify a present or former director or officer against expenses (including attorneys' fees) to the extent that such present or former director or officer has been successful on the merits or otherwise in the defense of any civil, criminal, administrative, or investigative action, suit, or proceeding, including any derivative action or suit by or in the right of the corporation.

The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or the fact that such director or officer is or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant to the full extent authorized or permitted by Delaware law. The Restated Certificate also provides that the Registrant may purchase and maintain insurance, may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification to the fullest extent permitted by Delaware law, to ensure full payment of indemnifiable amounts. The Registrant has entered into indemnification agreements with its directors and its executive officers.


Item 7.  Exemptions from Registration Claimed

Not Applicable.



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


Item 8.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of
     the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
(or the most recent
     post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in
     the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the
     Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                  SIGNATURES

The Registrant.
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 3, 2005.

                                     ANHEUSER-BUSCH
COMPANIES, INC.


                                     By:     /s/ JOBETH G.
BROWN
                                               (JoBeth G.
Brown,
                                         Vice President and
Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                   Title                      Date

 Patrick T. Stokes*         President and Chief      April
27, 2005
(Patrick T. Stokes)           Executive Officer and
                              Director
                              (Principal Executive
                              Officer)


 W. Randolph Baker*         Vice President           April
27, 2005
(W. Randolph Baker)           and Chief Financial
                              Officer (Principal
                             Financial Officer)


 John F. Kelly*             Vice President and       April
27, 2005
(John F. Kelly)               Controller (Principal
                              Accounting Officer)

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


 August A. Busch III*       Chairman of the Board    April
27, 2005
(August A. Busch III)         and Director

 Carlos Fernandez G.*       Director                 April
27, 2005
(Carlos Fernandez G.)

 James J. Forese*           Director                 April
27, 2005
(James J. Forese)

 John E. Jacob*             Director                 April
27, 2005
(John E. Jacob)

 James R. Jones*            Director                 April
27, 2005
(James R. Jones)

 Charles F. Knight*         Director                 April
27, 2005
(Charles F. Knight)

 Vernon R. Loucks, Jr.*     Director                 April
27, 2005
(Vernon R. Loucks, Jr.)

 Vilma S. Martinez*         Director                 April
27, 2005
(Vilma S. Martinez)

 William Porter Payne*      Director                 April
27, 2005
(William Porter Payne)

 Joyce M. Roche'*           Director                 April
27, 2005
(Joyce M. Roche')

 Henry Hugh Shelton*        Director                 April
27, 2005
(Henry Hugh Shelton)

 Andrew C. Taylor*          Director                 April
27, 2005
(Andrew C. Taylor)

 ______________________     Director
_______________
Douglas A. Warner III

 Edward E. Whitacre, Jr.*   Director                 April
27, 2005
(Edward E. Whitacre, Jr.)


                              * By:  /s/ JOBETH G. BROWN
                                         JoBeth G. Brown
                                         Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit 4.1

Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan
(Restated to reflect a 2-for-1 stock split effective
September 18, 2000 and amendments effective April 25, 2001,
April 23, 2003 and April 27, 2005).


Exhibit 5.1

Opinion and consent of The Stolar Partnership LLP, concerning the legality of the shares of common stock being registered hereunder.


Exhibit 23.1

Consent of Independent Registered Public Accounting Firm.


Exhibit 24.1

Power of Attorney executed by certain directors and officers of the Registrant.


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